Exhibit 10.30

CBC Banque

Branch LIEGE - CENTRE EF

CB2629 - BOULEVARD PIERCOT 35 - 4000 LIEGE - BELGIQUE

Credit contract

CKZ
729-140073-45

Credit Application
007

MEDI-LINE NV at 4031 ANGLEUR, R. D.GARDES-FRONTIERE, established on 18-02-1994, entered in the Register of Legal Persons under number VAT BE 0452.084.633,

hereinafter referred to as ‘the borrowers’, even if there is only one,

and

the naamloze vennootschap (company with limited liability) CBC Banque, office at 5 Grote Markt, 1000 Brussels. CBC Banque was incorporated as Credit General de Belgique on the ninth of January nineteen hundred and fifty-eight by deed executed before Maitre Theodore TAYMANS and Maitre Jean-Pierre JACOBS, notaries-public at BRUSSELS, published in the Appendices to the Belgian Official Gazette of the thirty-first of January nineteen hundred and fifty-eight under number 2.106, and of the ninth of February nineteen hundred and fifty-eight under number 2.755 bis. VAT Register under number BE 403.211.380, Brussels RLP.

Upon an earlier amendment on the third of June nineteen hundred and ninety-eight, likewise by deed executed before Maitre Benedikt VAN DER VORST, the general meeting had resolved to increase capital consequent on the contribution by KBC Bank NV of all the assets and liabilities belonging to the CERA companies in Wallonia, and to change the name of the company from Credit General S.A. de Banque to CBC Banque.

hereinafter referred to as the bank’, have reached agreement as follows:

article 1

The credit facility with reference number 729-1405073-45 described in the credit contract of 01-06-2016 has been fixed al an amount of 1 900 366,49 EUR.

This credit facility will be subject to the General Credit Terms and Conditions of 03-11-2014. The borrowers have already been given a copy.

article 2

This credit facility may be drawn down as follows.

The rates and charges are either set out below next lo the form of credit concerned, or they will be agreed verbally upon each drawdown and subsequently confirmed by letter or statement of account.

A CBC Business Credit Line in the amount of 75 000,00 EUR, with reference number 729-1405207-62.

CBC Banque, SA – Grand Place 5 – 1000 Brussels – Belgium

VAT BE 0403.211.380 – RLP Brussels – IBAN BE37 7289 0006 2028 – BIC CREGBBEBB

Member of the KBC group

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CBC Banque

Branch LIEGE - CENTRE EF

CB2629 - BOULEVARD PIERCOT 35 - 4000 LIEGE - BELGIQUE

All the existing terms and conditions remain in full force and effect. This line of credit may be utilized in the following forms:

- CBC Advance in current account in the amount of 75 000,00 EUR.

All existing terms and conditions will remain in full force and effect.

- Documentary credit import, subject to the Uniform Customs and Practice for Documentary Credits in force at the time the documentary credit is issued, for an amount of 75 000,00 EUR.

As is customary, the goods and documents described in the documentary credit will constitute a pledge in favour of the bank, along with the claims against the insurance companies.

- Straight Loan for an amount of 75 000,00 EUR

All existing terms and conditions will remain in full force and effect.

The credit in the amount of 42 033,49 EUR (initially, 57 420,00 EUR), with reference number 728-1572338-06 (CBC Investment Credit).

The previously agreed terms and conditions for this credit, including the special provisions or special terms and conditions governing this credit, as well as any specific security, remain in full force and effect.

CBC Investment Credit in the amount of 1 700 000,00 EUR, with reference number 728-1726048-68.

The borrowers will use this credit to finance the following investment: operating capital.

The borrowers must draw the credit down within a period of 3 month(s). This period will start to run when this credit contract is signed.

A commitment fee of 0,15000% per month will be charged on the undrawn amount.

However, the bank will waive this fee for the first month.

The repayment of this credit will start 1 month(s) after the first drawdown and must be made in 84 equal monthly instalments, including interest due.

On each principal due date, interest of 1,27000% per annum is due on the outstanding principal.

This credit will have a fixed rate of interest for its entire duration.

A CBC Commitment Credit Line in the amount of 83 333,00 EUR, with reference number 729-2115073-05.

The borrowers may use this CBC Commitment Credit Line in the form of abstract guarantees and/or secondary guarantees and/or bonds issued or to be issued by the bank.

All existing terms and conditions will remain in full force and effect.

article 3

All security previously established or agreed for the borrowers’ commitments towards the bank will apply in respect of this credit facility, more particularly the security specified in the credit contract dated 01-06-2016.

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CBC Banque

Branch LIEGE - CENTRE EF

CB2629 - BOULEVARD PIERCOT 35 - 4000 LIEGE - BELGIQUE

To secure all their commitments towards the bank, the borrowers will establish the following new security (or have it established):

A power of attorney (mandate) to create a mortgage in the amount of 1 700 000,00 EUR in principal:

- on industrial building located at 4031 ANGLEUR, R. D.GARDES-FRONTIERE, belonging to KBC IMMOLEASE NV, MEDI-LINE NV. This property must be free and unencumbered, with the exception of the following registered charges:

- any and all charges registered in favour of the bank

- the charge registered in the amount of 25 000,00 EUR in favour of KBC Bank NV

Release of security:

After this credit contract has been signed and new security has been established, the bank is prepared to release the following security in respect of this credit facility. Any associated expenses must be paid by the borrowers and will be charged to them at a later date.

article 4

The following has been agreed for all of the borrowers’ commitments towards the bank. If these covenants are not complied with, the bank may - after informing the borrowers accordingly in writing - increase all rates applying to the credit and its various forms of utilisation. This does not prejudice what is stipulated in the General Credit Terms and Conditions regarding suspension and termination of the forms of credit and of the credit facility.

- 80,00% of the borrowers turnover will be routed through an account with the bank.

article 5

The new credit or increases in credit granted via this credit contract may only be drawn on after the following documents have been remitted to the bank:

- the proof that the own funds were used

article 6

Loan origination charges

The bank charges a loan origination fee of 2 000,00 EUR for processing a credit application. Exceptionally, the bank will charge a loan origination fee of just 500,00 EUR for this credit application.

Administrative fee

At the start of each quarter, the bank will charge a fee of 20,00 EUR for handling this credit facility. The bank may change this amount, pursuant to Article 6 of the General Credit Terms and Conditions.

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CBC Banque

Branch LIEGE - CENTRE EF

CB2629 - BOULEVARD PIERCOT 35 - 4000 LIEGE - BELGIQUE

article 7

This contract has been drawn up using the information available to the bank on 10-07-2017.

If the bank does not receive a copy signed by the borrowers before 12-07-2017, it reserves the right to consider this contract null and void.

The new security must also be signed before this date. Any new security established via a notary-public must be signed no later than 2 months after this credit contract has been signed.

The bank and the borrowers agree that the borrowers may validly instruct the bank by fax or e-mail to pay out (in full or in part) the credit amount. Payment may be made solely to the borrower account after all the terms and conditions for drawing down the credit have been met. The borrowers acknowledge that instructions sent by fax or e-mail will have the same probative force as any instructions written and signed by them. The borrowers accept that they themselves will bear any and all prejudicial consequences arising from fraud, mistakes, lack of authorisation or delays, unless they can provide proof of serious error, intent or fraud on the part of the bank or its employees.

In the event of a new credit facility, the borrowers acknowledge having received the Overview of credit products for businesses’, a copy of which is appended to the credit contract, and the ’Standardised summary information document’, prior to signing this credit contract.

This credit facility will be subject to the General Credit Terms and Conditions of 03-11-2014 given to the borrowers. The borrowers declare that they have read and agree to be bound by these terms and conditions.

Signed in duplicate at Angleur on 07-12-2017

the bank	signature, branch	the borrowers

if the borrower is a legal person,
please state the name and
job title of signatory

/s/ Tine Huyleboroeck	/s/ Joel Henneman	/s/ Henri Decloux
Tine Huyleboroeck	Joel Henneman	Henri Decloux
Adm. Officer, Commercial Credit	Chargé de Relations PME Senior	Administrateur delegue

Stamp duty of 0,15 euros received and paid on declaration by CBC Banque NV.

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